Exhibit 99.B(d)(1)(e)

SCHEDULE A
to the
INVESTMENT ADVISORY AGREEMENT
between
THE VICTORY PORTFOLIOS
and
VICTORY CAPITAL MANAGEMENT INC.

Dated August 1, 2013

	Name of Fund	Fee*	Approved By Shareholders	Approved by Trustees	Must Be Approved By
1.	Balanced Fund	0.60% on the first $400 million, 0.55% on the next $400 million, and 0.50% on assets in excess of $800 million	June 7, 2013	February 20, 2013	December 31, 2014

2.	Diversified Stock Fund	0.65% on the first $800 million, 0.60% on the next $1.6 billion, and 0.55% on assets in excess of $2.4 billion	June 21, 2013	February 20, 2013	December 31, 2014

3.	Dividend Growth Fund	0.70% on the first $1.5 billion, 0.65% on the next $1.5 billion, and 0.60% on assets in excess of $3 billion	May 17, 2013	February 20, 2013	December 31, 2014

4.	Emerging Markets Small Cap Fund	1.25%	March 31, 2014	February 19, 2014	December 31, 2014

5.	Established Value Fund	0.65% on the first $100 million, 0.55% on the next $100 million, and 0.45% on assets in excess of $200 million	June 7, 2013	February 20, 2013	December 31, 2014

6.	Fund for Income	0.50% on the first $400 million, 0.45% on the next $400 million, and 0.40% on assets in excess of $800 million	June 7, 2013	February 20, 2013	December 31, 2014

7.	Global Equity Fund	0.80% on the first $2.5 billion, 0.75% on the next $2.5 billion, and 0.70% on assets in excess of $5 billion	May 17, 2013	February 20, 2013	December 31, 2014

8.	International Fund	0.80% on the first $2.5 billion, 0.75% on the next $2.5 billion, and 0.70% on assets in excess of $5 billion	May 17, 2013	February 20, 2013	December 31, 2014

9.	International Select Fund	0.80% on the first $2.5 billion, 0.75% on the next $2.5 billion, and 0.70% on assets in excess of $5 billion	May 17, 2013	February 20, 2013	December 31, 2014

*  Expressed as a percentage of average daily net assets.  Note, however, that the Adviser shall have the right, but not the obligation, to voluntarily or contractually waive any portion of the advisory fee from time to time.  In addition, the Adviser may from time to time undertake in writing to limit the Funds’ total expenses for a definite period of time.

10.	Investment Grade Convertible Fund	0.75% on the first $400 million, 0.65% on the next $400 million, and 0.60% on assets in excess of $800 million	May 17, 2013	February 20, 2013	December 31, 2014

11.	Large Cap Growth Fund	0.75% on the first $400 million, 0.65% on the next $400 million and 0.60% on assets in excess of $800 million	June 7, 2013	February 20, 2013	December 31, 2014

12.	National Municipal Bond Fund	0.55% on the first $400 million, 0.50% on the next $400 million, and 0.45% on assets in excess of $800 million	May 17, 2013	February 20, 2013	December 31, 2014

13.	Ohio Municipal Bond Fund	0.55% on the first $400 million, 0.50% on the next $400 million, and 0.45% on assets in excess of $800 million	May 17, 2013	February 20, 2013	December 31, 2014

14.	Select Fund	0.65% on the first $2.5 billion, 0.60% on the next $2.5 billion, and 0.60% on assets in excess of $5 billion	December 31, 2013	October 23, 2013	December 31, 2014

15.	Small Company Opportunity Fund	0.85% on the first $500 million, 0.75% on assets in excess of $500 million	May 17, 2013	February 20, 2013	December 31, 2014

16.	Special Value Fund	0.75% on the first $400 million, 0.65% on the next $400 million, and 0.60% on assets in excess of $800 million	August 15, 2013	February 20, 2013	December 31, 2014

Current as of February 19, 2014

THE VICTORY PORTFOLIOS

By:	/s/ Michael Policarpo

Title:	President

Accepted:

VICTORY CAPITAL MANAGEMENT INC.

By:	/s/ Michael Policarpo

Title:	Chief Financial Officer